UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2015

 ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2015 Richard Faubert and Barry Harmon, directors of Electro Scientific Industries, Inc. (“ESI”), informed ESI that they will retire from the Board of Directors at the annual shareholders meeting in August 2015. ESI previously announced that Jon Tomkins, former Chairman of the Board, will also be leaving the Board of Directors at that time due to age limits in ESI’s Corporate Governance Guidelines.

Also on June 8, 2015 the Board of Directors of ESI nominated three new director candidates for election at the annual meeting of shareholders: John Medica, a former executive with Apple, Inc. and Dell Computer and current Vice Chairman of Compal Electronics; Ray Link, former Chief Financial Officer of FEI Co.; and Laurence Cramer, President of Continuum Electro-Optics Inc. and laser industry veteran.

A press release describing these events is filed as an exhibit to this Form 8-K.

Additional Information

The election of directors will be submitted to ESI shareholders for consideration and approval. ESI will file a proxy statement with the Securities and Exchange Commission (“SEC”) regarding the election of directors.

ESI SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI AND THE CANDIDATES FOR DIRECTOR.

ESI shareholders may obtain free copies of the proxy statement (when it becomes available) and other relevant documents filed with the SEC by ESI at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when available, and other filings made by ESI with the SEC also may be obtained from the Investor Relations section of ESI web site (www.esi.com) or by directing a request to ESI, Attn: Investor Relations, at 13900 N.W. Science Park Drive, Portland, Oregon 97229.

ESI and its directors, officers, and employees may be deemed to be participants in the solicitation of proxies from the shareholders of ESI in favor of the election of the candidates described in the Form 8-K.

9.01     Financial Statement and Exhibits

Exhibit 99    Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 12, 2015

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary